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                                  EXHIBIT 23.3





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                    CONSENT OF TRIDENT FINANCIAL CORPORATION


Board of Directors
Fifth Third Bancorp

Board of Directors
Kentucky Enterprise Bancorp, Inc.


                 We consent to the inclusion in this Registration Statement on Form S-4 of Fifth Third Bancorp of the form of our opinion set forth as Annex C to the Proxy Statement and Prospectus, which is part of this Registration Statement, and to the summarization thereof in the Proxy Statement and Prospectus under the caption "Opinion of Trident Financial Corporation."

                          /s/John F. Schramm
                          Senior Vice President


December 8, 1995